UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 22, 2008

OPHTHALMIC IMAGING SYSTEMS

(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I
Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant's telephone number, including area code): (916) 646-2020

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2008, the board of directors of Ophthalmic Imaging Systems (the “Company”) appointed Marc De Clerck as an independent member of the Company’s board of directors, effective immediately. Mr. De Clerck was not selected as a director pursuant to any arrangement or understanding with any other person. There are no transactions in which Mr. De Clerck has an interest requiring disclosure under Item 404(a) of Regulation S-K. The press release associated with this appointment has been attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Mr. De Clerck is currently the head of the Global Business Growth Center of the Healthcare Business Group at Agfa Gevaert N.V., a Belgian company specializing in analog and digital imaging systems and IT solutions, mainly for the printing industry and the healthcare sector. He also serves as a director on Agfa’s board. Since 1983, Mr. De Clerck has served in various other positions within Agfa. Agfa holds a 19% ownership interest in MediVision Medical Imaging Ltd., the Company’s parent company. Mr. De Clerck has graduated with Masters Degrees in Civil Engineering in Electro-Mechanics and in Biomedical Techniques from Catholic University Louvain.

Item 9.01.                Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of the Company dated February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 28, 2008	OPHTHALMIC IMAGING SYSTEMS

By:	/s/Ariel Shenhar
Name:	Ariel Shenhar
Title:	Chief Financial Officer